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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference of our report dated February 15, 2002, issued with respect to the consolidated financial statements of Tecnomatix Technologies Ltd. and filed with this Annual Report (Form 20-F) for the year ended December 31, 2001, into the previously filed and currently effective Securities Act of 1933 registration statements of Tecnomatix Technologies Ltd.



/s/ Brightman Almagor & Co.

BRIGHTMAN ALMAGOR & CO.
CERTIFIED PUBLIC ACCOUNTANTS
A MEMBER OF DELOITTE TOUCHE TOHMATSU



Tel Aviv, Israel
June 6, 2002